Exhibit 99.1

Media Contact	February 26, 2018
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for fourth quarter 2017
and reiterates full-year 2018 guidance
BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in post-acute care, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the fourth quarter ended December 31, 2017.
“The fourth quarter was a solid conclusion to 2017 and provides further evidence of the underlying strength of our operations and the positive impact of our strategic initiatives,” said Mark Tarr, President and Chief Executive Officer of Encompass Health. “We started 2018 under a new name and brand that reflects our Company's strong business proposition and sustainable business fundamentals. Encompass Health is poised for continued success with strong operating and financial platforms and substantial free cash flow to deploy towards value creating growth opportunities.”
Consolidated results

			Growth
	Q4 2017	Q4 2016	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,019.7	$949.9	$69.8	7.3%
Income from continuing operations attributable to Encompass Health per diluted share	0.61	0.68	(0.07)	(10.3)%
Adjusted earnings per share	0.70	0.72	(0.02)	(2.8)%
Cash flows provided by operating activities	151.4	135.0	16.4	12.1%
Adjusted EBITDA	208.2	198.8	9.4	4.7%
Adjusted free cash flow	91.5	80.0	11.5	14.4%
	Year Ended December 31,
	2017	2016
Cash flows provided by operating activities	657.2	634.4	22.8	3.6%
Adjusted free cash flow	467.6	474.5	(6.9)	(1.5)%
Revenue growth was driven by volume growth in both of the Company's operating segments.
The decrease in income from continuing operations attributable to Encompass Health per diluted share and adjusted earnings per share resulted from an increase in the effective income tax rate. Income from

1

Exhibit 99.1

continuing operations attributable to Encompass Health per diluted share includes the application of the lower income tax rate to the Company’s net deferred tax assets as a result of the Tax Cuts and Jobs Act.
Revenue growth was the primary driver of the increase in cash flows provided by operating activities and Adjusted EBITDA for both the fourth quarter and full-year 2017.
Adjusted free cash flow increased in the fourth quarter of 2017 compared to the fourth quarter of 2016 primarily due to increased Adjusted EBITDA and favorable working capital changes.
Adjusted free cash flow for full-year 2017 decreased compared to full-year 2016 primarily due to increased cash payments for taxes (due to exhaustion of the Company's federal net operating loss in the first quarter of 2017) and increased maintenance capital expenditures in 2017.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
“Adjusted free cash flow for 2017 exceeded our expectations and resulted from strong operating performance and the favorable impact on net working capital attributable to the decline in pre-payment claims denials,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of Encompass Health.
Inpatient rehabilitation segment results

			Growth
	Q4 2017	Q4 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$784.7	$740.9	$43.8	5.9%
Outpatient and other	26.1	26.7	(0.6)	(2.2)%
Total segment revenue	$810.8	$767.6	$43.2	5.6%

	(Actual Amounts)
Discharges	43,910	41,474	2,436	5.9%
Same-store discharge growth				3.9%
Net patient revenue per discharge	$17,871	$17,864	$7	—%

	(In Millions)
Adjusted EBITDA	$207.1	$197.6	$9.5	4.8%

•
Revenue - Revenue growth resulted from strong volume growth. Holiday-related timing differences favorably impacted discharge growth and negatively impacted revenue per discharge. Discharge growth in the fourth quarter of 2017 was 5.9% compared to 1.4% discharge growth in the fourth quarter of 2016. Same-store discharge growth was 3.9% in the fourth quarter of 2017 compared to 0.1% in the fourth quarter of 2016. Discharge growth from new stores resulted from the Company's joint ventures in Gulfport, Mississippi (April 2017), Westerville, Ohio (April 2017), and Jackson, Tennessee (July 2017), as well as the opening of wholly owned hospitals in Modesto, California (October 2016) and Pearland, Texas (October 2017).

Outpatient and other revenue decreased in the fourth quarter of 2017 notwithstanding $1.9 million in provider tax recoveries.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from revenue growth. Lower group medical expenses also contributed to growth in Adjusted EBITDA. The year-over-year decline in group medical expenses favorably impacted salaries and benefits as a percent of net operating revenues and served to offset the impact of compensation increases and the ramping up of new stores on this ratio. Other operating expenses increased as a percent of net operating revenues primarily due to increased provider tax expense in the fourth quarter of 2017 and the impact of favorable franchise tax recoveries in the fourth quarter of 2016. Bad debt expense as a percent of net operating revenues decreased from 1.7% in the fourth

2

quarter of 2016 to 1.0% in the fourth quarter of 2017 due primarily to a reduction in new pre-payment claims denials.
Home health and hospice segment results

			Growth
	Q4 2017	Q4 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$187.3	$165.2	$22.1	13.4%
Hospice and other	21.6	17.1	4.5	26.3%
Total segment revenue	$208.9	$182.3	$26.6	14.6%

	(Actual Amounts)
Admissions	31,766	27,957	3,809	13.6%
Same-store admissions growth				10.1%
Episodes	56,625	49,253	7,372	15.0%
Same-store episode growth				11.2%
Revenue per episode	$2,989	$3,023	$(34)	(1.1)%

	(In Millions)
Adjusted EBITDA	$34.4	$28.0	$6.4	22.9%

•
Revenue - Revenue growth was driven by strong volume growth. The decrease in revenue per episode resulted from Medicare reimbursement rate cuts partially offset by changes in patient mix and reconciliation payments attributed to various alternative payment models (e.g., BPCI; ACOs).

The increase in hospice and other revenue primarily resulted from acquisitions completed in 2016.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth and staffing productivity gains.
Corporate general and administrative expenses

	Q4 2017	% of Consolidated Revenue	Q4 2016	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$33.3	3.3%	$26.8	2.8%
General and administrative expenses increased as a percent of consolidated revenue primarily due to a year-over-year increase in incentive compensation, as well as expenses associated with the Company's rebranding and name change and TeamWorks clinical collaboration initiative. During the fourth quarter of 2017, the Company invested $2.5 million in its rebranding and name change and $0.4 million in its TeamWorks clinical collaboration initiative, all of which was included in general and administrative expenses.

3

Full-year consolidated results

	Full-Year		Growth
	2017	2016	Dollars	Percent
	(in millions, except per share data)
Net operating revenues	$3,971.4	$3,707.2	$264.2	7.1%
Income from continuing operations attributable to Encompass Health per diluted share	2.69	2.59	0.10	3.9%
Adjusted earnings per share	2.76	2.67	0.09	3.4%
Adjusted EBITDA	823.1	793.6	29.5	3.7%
See the attached supplemental information for additional details regarding these calculations.
2018 guidance
In a current report on Form 8-K dated January 8, 2018, the Company provided its preliminary guidance ranges for 2018. The Company is confirming the following guidance ranges.

Full-year 2018 guidance ranges
(in millions, except per share data)
Net operating revenues	$4,150 to $4,250
Adjusted EBITDA	$830 to $850
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.25 to $3.40
For additional considerations regarding the Company's 2018 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, February 27, 2018 to discuss its results for the fourth quarter of 2017. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 2399996. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in post-acute care, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that spans 127 hospitals and 237 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective care across the post-acute continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For, as well as Modern Healthcare's Best Places to Work. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.

4

Other information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on February 26, 2018 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its February 27, 2018 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2018 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Provision for doubtful accounts - estimate of 1.6% to 1.9% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $147 million to $157 million

•	Amortization of debt-related items - approximately $7 million
The Q4 Earnings Form 8-K and, when filed, the 2017 Form 10-K can be found on the Company's website at
http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(In Millions)
Net operating revenues	$1,019.7	$949.9	$3,971.4	$3,707.2
Less: Provision for doubtful accounts	(9.7)	(14.5)	(52.4)	(61.2)
Net operating revenues less provision for doubtful accounts	1,010.0	935.4	3,919.0	3,646.0
Operating expenses:
Salaries and benefits	554.6	516.3	2,154.6	1,985.9
Other operating expenses	139.5	125.1	536.7	492.1
Occupancy costs	18.7	17.8	73.5	71.3
Supplies	38.7	35.8	149.3	140.0
General and administrative expenses	43.1	36.8	171.7	133.4
Depreciation and amortization	46.6	43.8	183.8	172.6
Professional fees—accounting, tax, and legal	—	—	—	1.9
Total operating expenses	841.2	775.6	3,269.6	2,997.2
Loss on early extinguishment of debt	—	—	10.7	7.4
Interest expense and amortization of debt discounts and fees	35.9	41.6	154.4	172.1
Other income	(1.2)	(0.8)	(4.1)	(2.9)
Equity in net income of nonconsolidated affiliates	(1.8)	(2.5)	(8.0)	(9.8)
Income from continuing operations before income tax expense	135.9	121.5	496.4	482.0
Provision for income tax expense	49.2	39.7	160.6	163.9
Income from continuing operations	86.7	81.8	335.8	318.1
(Loss) income from discontinued operations, net of tax	(0.2)	0.3	(0.4)	—
Net income	86.5	82.1	335.4	318.1
Less: Net income attributable to noncontrolling interests	(25.9)	(16.8)	(79.1)	(70.5)
Net income attributable to Encompass Health	60.6	65.3	256.3	247.6

(Continued)	6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	97.6	88.6	93.7	89.1
Diluted	99.2	99.2	99.3	99.5

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.62	$0.73	$2.73	$2.77
Discontinued operations	—	—	—	—
Net income	$0.62	$0.73	$2.73	$2.77
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.61	$0.68	$2.69	$2.59
Discontinued operations	—	—	—	—
Net income	$0.61	$0.68	$2.69	$2.59

Cash dividends per common share	$0.25	$0.24	$0.98	$0.94

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$60.8	$65.0	$256.7	$247.6
(Loss) income from discontinued operations, net of tax	(0.2)	0.3	(0.4)	—
Net income attributable to Encompass Health	$60.6	$65.3	$256.3	$247.6

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2017	December 31, 2016
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$54.4	$40.5
Restricted cash	62.4	60.9
Accounts receivable, net of allowance for doubtful accounts of $60.9 in 2017; $53.9 in 2016	472.1	443.8
Prepaid expenses and other current assets	113.3	109.3
Total current assets	702.2	654.5
Property and equipment, net	1,517.1	1,391.8
Goodwill	1,972.6	1,927.2
Intangible assets, net	403.1	411.3
Deferred income tax assets	63.6	75.8
Other long-term assets	235.1	221.3
Total assets	$4,893.7	$4,681.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$32.3	$37.1
Accounts payable	78.4	68.3
Accrued payroll	172.1	147.3
Accrued interest payable	24.7	25.8
Other current liabilities	210.0	197.1
Total current liabilities	517.5	475.6
Long-term debt, net of current portion	2,545.4	2,979.3
Self-insured risks	110.1	110.4
Other long-term liabilities	75.2	49.6
	3,248.2	3,614.9
Commitments and contingencies
Redeemable noncontrolling interests	220.9	138.3
Shareholders’ equity:
Encompass Health shareholders’ equity	1,181.7	735.9
Noncontrolling interests	242.9	192.8
Total shareholders’ equity	1,424.6	928.7
Total liabilities and shareholders’ equity	$4,893.7	$4,681.9

8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2017	2016
	(In Millions)
Cash flows from operating activities:
Net income	$335.4	$318.1
Loss from discontinued operations, net of tax	0.4	—
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	52.4	61.2
Depreciation and amortization	183.8	172.6
Amortization of debt-related items	8.7	13.8
Loss on early extinguishment of debt	10.7	7.4
Equity in net income of nonconsolidated affiliates	(8.0)	(9.8)
Distributions from nonconsolidated affiliates	8.6	8.5
Stock-based compensation	47.7	27.4
Deferred tax expense	75.6	132.9
Other, net	3.4	0.1
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(83.9)	(127.5)
Prepaid expenses and other assets	(12.6)	(3.3)
Accounts payable	7.5	6.3
Accrued payroll	24.4	21.4
Other liabilities	3.7	11.8
Premium paid on redemption of bonds	—	(5.8)
Net cash used in operating activities of discontinued operations	(0.6)	(0.7)
Total adjustments	321.4	316.3
Net cash provided by operating activities	657.2	634.4

(Continued)	9

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2017	2016
	(In Millions)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(38.8)	(48.1)
Purchases of property and equipment	(225.8)	(177.7)
Additions to capitalized software costs	(19.2)	(25.2)
Proceeds from disposal of assets	12.3	23.9
Purchase of restricted investments	(8.5)	(1.3)
Net change in restricted cash	(1.5)	(15.1)
Other, net	(3.0)	(1.6)
Net cash provided by investing activities of discontinued operations	—	0.1
Net cash used in investing activities	(284.5)	(245.0)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(129.9)	(202.1)
Borrowings on revolving credit facility	273.3	335.0
Payments on revolving credit facility	(330.3)	(313.0)
Principal payments under capital lease obligations	(15.3)	(13.3)
Debt amendment and issuance costs	(3.1)	—
Repurchases of common stock, including fees and expenses	(38.1)	(65.6)
Dividends paid on common stock	(91.5)	(83.8)
Proceeds from exercising stock warrants	26.6	—
Distributions paid to noncontrolling interests of consolidated affiliates	(51.9)	(64.9)
Taxes paid on behalf of employees for shares withheld	(19.8)	(11.6)
Contributions from consolidated affiliates	20.8	3.5
Other, net	0.4	5.3
Net cash used in financing activities	(358.8)	(410.5)
Increase (decrease) in cash and cash equivalents	13.9	(21.1)
Cash and cash equivalents at beginning of period	40.5	61.6
Cash and cash equivalents at end of period	$54.4	$40.5

Supplemental schedule of noncash financing activity:
Conversion of convertible debt	$319.4	$—

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD				YTD
	Q4 2017		Q4 2016		Q4 2017	Q4 2016
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$208.2		$198.8		$823.1	$793.6
Interest expense and amortization of debt discounts and fees	(35.9)		(41.6)		(154.4)	(172.1)
Depreciation and amortization	(46.6)		(43.8)		(183.8)	(172.6)
Stock-based compensation expense	(9.8)		(10.0)		(47.7)	(27.4)
Noncash (loss) gain on disposal of assets	(1.3)		1.3		(4.6)	(0.7)
	114.6		104.7		432.6	420.8
Certain items non-indicative of ongoing operating performance:
Professional fees—accounting, tax, and legal	—		—		—	(1.9)
Loss on early extinguishment of debt	—		—		(10.7)	(7.4)
Tax reform impact on noncontrolling interests	(4.6)		—		(4.6)	—
Pre-tax income	110.0		104.7		417.3	411.5
Income tax expense	(49.2)	(1)	(39.7)	(2)	(160.6)	(163.9)
Income from continuing operations (3)	$60.8		$65.0		$256.7	$247.6

Basic shares	97.6		88.6		93.7	89.1
Diluted shares	99.2		99.2		99.3	99.5

Basic earnings per share (3)	$0.62		$0.73		$2.73	$2.77
Diluted earnings per share (3)	$0.61		$0.68		$2.69	$2.59

(1)
The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017.

(2)	The Company benefited from a lower state tax rate driven by the Reliant and CareSouth acquisitions.

(3)	Income from continuing operations attributable to Encompass Health

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Full Year
	2017	2016	2017	2016

Earnings per share, as reported	$0.61	$0.68	$2.69	$2.59
Adjustments, net of tax:
Professional fees — accounting, tax, and legal	—	—	—	0.01
Mark-to-market adjustments for stock appreciation rights	—	0.02	0.08	0.01
Income tax adjustments	0.03	(0.01)	(0.08)	(0.01)
Tax reform impact	0.06	—	0.06	—
Loss on early extinguishment of debt	—	—	—	0.04
Sale of pediatric home health assets and hospital	—	0.03	—	0.02
Adjusted earnings per share*	$0.70	$0.72	$2.76	$2.67

*	Adjusted EPS may not sum due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments	Tax Reform Impact	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$208.2	$—	$—	$—	$208.2
Depreciation and amortization	(46.6)	—	—	—	(46.6)
Interest expense and amortization of debt discounts and fees	(35.9)	—	—	—	(35.9)
Stock-based compensation	(9.8)	(0.6)	—	—	(10.4)
Loss on disposal of assets	(1.3)	—	—	—	(1.3)
Tax reform impact on noncontrolling interests	(4.6)	—	—	4.6	—
Income from continuing operations before income tax expense	110.0	(0.6)	—	4.6	114.0
Provision for income tax expense	(49.2)	0.3	2.7	1.2	(45.0)
Income from continuing operations attributable to Encompass Health	$60.8	$(0.3)	$2.7	$5.8	$69.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$60.8				$69.0

Diluted earnings per share from continuing operations, as reported**	$0.61	$—	$0.03	$0.06	$0.70
Diluted shares used in calculation	99.2

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2016
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$198.8	$—	$—	$—	$198.8
Depreciation and amortization	(43.8)	—	—	—	(43.8)
Interest expense and amortization of debt discounts and fees	(41.6)	—	—	—	(41.6)
Stock-based compensation	(10.0)	3.0	—	—	(7.0)
Loss on disposal of assets	1.3	—	(3.3)	—	(2.0)
Income from continuing operations before income tax expense	104.7	3.0	(3.3)	—	104.4
Provision for income tax expense	(39.7)	(1.1)	6.1	(0.6)	(35.3)	(1)
Income from continuing operations attributable to Encompass Health	$65.0	$1.9	$2.8	$(0.6)	$69.1
Add: Interest on convertible debt, net of tax	2.5				2.5
Numerator for diluted earnings per share	$67.5				$71.6

Diluted earnings per share from continuing operations**	$0.68	$0.02	$0.03	$(0.01)	$0.72
Diluted shares used in calculation	99.2

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

(1)	The Company benefited from a lower state tax rate driven by the Reliant and CareSouth acquisitions.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Tax Reform Impact	Loss on Early Extinguishment of Debt	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$823.1	$—	$—	$—	$—	$823.1
Depreciation and amortization	(183.8)	—	—	—	—	(183.8)
Loss on early extinguishment of debt	(10.7)	—	—	0.3	—	(10.4)
Interest expense and amortization of debt discounts and fees	(154.4)	—	—	—	—	(154.4)
Stock-based compensation	(47.7)	13.3	—	—	—	(34.4)
Loss on disposal of assets	(4.6)	—	—	—	—	(4.6)
Tax reform impact on noncontrolling interests	(4.6)	—	4.6	—	—	—
Income from continuing operations before income tax expense	417.3	13.3	4.6	0.3	—	435.5
Provision for income tax expense	(160.6)	(5.3)	1.2	(0.1)	(7.7)	(172.5)
Income from continuing operations attributable to Encompass Health	$256.7	$8.0	$5.8	$0.2	$(7.7)	$263.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8					10.8
Numerator for diluted earnings per share	$267.5					$273.8

Diluted earnings per share from continuing operations, as reported**	$2.69	$0.08	$0.06	$—	$(0.08)	$2.76
Diluted shares used in calculation	99.3

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2016
		Adjustments
	As Reported	Prof. Fees - Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation Allowance & Other Adj.	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$793.6	$—	$—	$—	$—	$—	$793.6
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to Encompass Health	$247.6	$1.1	$1.0	$4.4	$2.3	$(0.6)	$255.8
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	$257.3						$265.5

Diluted earnings per share from continuing operations**	$2.59	$0.01	$0.01	$0.04	$0.02	$(0.01)	$2.67
Diluted shares used in calculation	99.5

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(In Millions)
Net income	$86.5	$82.1	$335.4	$318.1
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	0.2	(0.3)	0.4	—
Provision for income tax expense	49.2	39.7	160.6	163.9
Interest expense and amortization of debt discounts and fees	35.9	41.6	154.4	172.1
Professional fees—accounting, tax, and legal	—	—	—	1.9
Loss on early extinguishment of debt	—	—	10.7	7.4
Net noncash loss (gain) on disposal or impairment of assets	1.3	(1.3)	4.6	0.7
Depreciation and amortization	46.6	43.8	183.8	172.6
Stock-based compensation expense	9.8	10.0	47.7	27.4
Net income attributable to noncontrolling interests	(25.9)	(16.8)	(79.1)	(70.5)
Tax reform impact on noncontrolling interests	4.6	—	4.6	—
Adjusted EBITDA	$208.2	$198.8	$823.1	$793.6
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(In Millions)
Total segment Adjusted EBITDA	$241.5	$225.6	$947.1	$899.6
General and administrative expenses	(43.1)	(36.8)	(171.7)	(133.4)
Depreciation and amortization	(46.6)	(43.8)	(183.8)	(172.6)
(Loss) gain on disposal of assets	(1.3)	1.3	(4.6)	(0.7)
Professional fees — accounting, tax, and legal	—	—	—	(1.9)
Loss on early extinguishment of debt	—	—	(10.7)	(7.4)
Interest expense and amortization of debt discounts and fees	(35.9)	(41.6)	(154.4)	(172.1)
Net income attributable to noncontrolling interests	25.9	16.8	79.1	70.5
Tax reform impact on noncontrolling interests	(4.6)	—	(4.6)	—
Income from continuing operations before income tax expense	$135.9	$121.5	$496.4	$482.0

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2017	2016	2017	2016
	(In Millions)
Net cash provided by operating activities	$151.4	$135.0	$657.2	$634.4
Provision for doubtful accounts	(9.7)	(14.5)	(52.4)	(61.2)
Professional fees—accounting, tax, and legal	—	—	—	1.9
Interest expense and amortization of debt discounts and fees	35.9	41.6	154.4	172.1
Equity in net income of nonconsolidated affiliates	1.8	2.5	8.0	9.8
Net income attributable to noncontrolling interests in continuing operations	(25.9)	(16.8)	(79.1)	(70.5)
Amortization of debt-related items	(1.0)	(3.5)	(8.7)	(13.8)
Distributions from nonconsolidated affiliates	(2.0)	(2.6)	(8.6)	(8.5)
Current portion of income tax expense	24.9	17.4	85.0	31.0
Change in assets and liabilities	28.3	39.6	60.9	91.3
Net premium paid on bond transactions	—	—	—	5.8
Tax reform impact on noncontrolling interests	4.6	—	4.6	—
Cash (provided by) used in operating activities of discontinued operations	(0.1)	0.1	0.6	0.7
Other	—	—	1.2	0.6
Consolidated Adjusted EBITDA	$208.2	$198.8	$823.1	$793.6

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2017	2016	2017	2016
	(In Millions)
Net cash provided by operating activities	$151.4	$135.0	$657.2	$634.4
Impact of discontinued operations	(0.1)	0.1	0.6	0.7
Net cash provided by operating activities of continuing operations	151.3	135.1	657.8	635.1
Capital expenditures for maintenance	(46.2)	(39.7)	(138.3)	(104.2)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.6)	(15.4)	(51.9)	(64.9)
Items non-indicative of ongoing operations:
Net premium on bond issuance/repayment	—	—	—	5.8
Transaction costs and related assumed liabilities	—	—	—	0.8
Cash paid for:
Professional fees—accounting, tax, and legal	—	—	—	1.9
Adjusted free cash flow	$91.5	$80.0	$467.6	$474.5
For the three months ended December 31, 2017, net cash used in investing activities was $75.3 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2017 was $89.3 million and resulted primarily from net debt repayments associated with the Company's revolving credit facility, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended December 31, 2016, net cash used in investing activities was $88.7 million and resulted primarily from capital expenditures and acquisitions of businesses offset by the proceeds from the disposal of the home health pediatric assets. Net cash used in financing activities during the three months ended December 31, 2016 was $82.2 million and resulted primarily from repurchases of common stock in the open market and cash dividends paid on common stock.
For the year ended December 31, 2017, net cash used in investing activities was $284.5 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the year ended December 31, 2017 was $358.8 million and resulted primarily from net debt repayments associated with the Company's credit agreement, cash dividends paid on common stock, distributions to noncontrolling interests of consolidated affiliates, and repurchases of common stock in the open market.
For the year ended December 31, 2016, net cash used in investing activities was $245.0 million and resulted primarily from capital expenditures and acquisitions of businesses offset by the proceeds from the disposal of the home health pediatric assets. Net cash used in financing activities during the year ended December 31, 2016 was $410.5 million and resulted primarily from the redemption of the Company's 7.75% Senior Notes due 2022, cash dividends paid on common stock, repurchases of common stock in the open market, and distributions to noncontrolling interests of consolidated affiliates.

19

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, Encompass Health's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2017, when filed.

20